UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(513) 579-7780
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.
Macy’s, Inc. (“Macy’s, “we” or similar terms) currently announces material information to our investors through filings with the Securities and Exchange Commission (SEC), press releases and webcasts. In accordance with guidance provided by the SEC regarding the use by a company of its websites and social media channels to disclose material information to investors and to comply with its disclosure obligations under Regulation FD, Macy’s is notifying investors, the media and other interested parties that it intends to use its investor relations website (https://www.macysinc.com/investors) and its Twitter feed (@Macys) to publish important information about Macy’s, including information that may be deemed material to investors. The list of social media channels that Macy’s uses may be updated on its media and investor relations website from time to time. Macy’s encourages investors, the media and other interested parties to review the information we post on our investor relations website and social media channels, in addition to information announced by Macy’s through our SEC filings, press releases and webcasts.

Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2020	MACY’S, INC. By:/s/ Elisa D. Garcia Name: Elisa D. Garcia Title: Chief Legal Officer and Secretary